Exhibit 99.1

Faraday Future Announces it Will Change its Stock Ticker Symbol to “FFAI” and Host an “FF AI Open Day” Event in Early 2025

●	Faraday Future (FF) plans to announce the date and detailed plan for the stock ticker symbol change in January 2025.

●	FF invites AI industry partners to jointly explore the future of AI in mobility during the “FF AI Open Day” event that will also take place in early 2025.

●	FF aims to drive a comprehensive AI transformation strategy in the U.S. EV industry including with the products announced recently with its new FX brand.

●	Full-vehicle AI integration will be the core strategy of FF and the new FX brand. FF aims to achieve cross-domain integration of end-to-end computation, algorithms, and data, providing users with innovative one-stop AI experiences.

Los Angeles, CA. (Nov. 25, 2024) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future,” “FF,” or “the Company”), a California-based global shared intelligent electric mobility ecosystem company, announced today that it plans to change its Nasdaq ticker symbol from “FFIE” to “FFAI” in early 2025. This change aligns with the Company’s continued focus on its AI strategy that includes its new FX brand strategy. Surveys conducted over the past year also consistently showed a preference for changing the ticker symbol from “FFIE” to “FFAI.” The Company plans to announce the date and detailed plans for the official stock ticker symbol change and “FF AI Open Day” in January 2025.

“Since its establishment, AI has been an FF cornerstone,” said Matthias Aydt, Global CEO of Faraday Future. “The stock ticker “FFAI” better reflects the Company’s strategic direction. With FF’s AI technology empowering the FX strategy and the gradual implementation of this strategy, we aim to create AIEVs with extreme price-experience ratio, addressing gaps in the U.S. AIEV market, including AI cabins. Our goal is to drive the comprehensive AI transformation of the U.S. EV industry.”

FF’s All-AI Technology Architecture to push the boundaries of AIEV

Since its founding, FF has recognized that intelligent electric vehicles are not merely tools for transportation but dynamic, evolving “mobile robots.” FF has always believed that its foundation is in AI technologies.

AI is at the core of the FF aiHyper 6x4 Architecture 2.0. By leveraging specialized large AI models in the mobility sector, FF AI aims to achieve complete AI integration through cross-domain computing, algorithms, and data, along with end-to-end full-chain integration. This enables a fully integrated AI-driven technology structure, where the four major AI engines empower the four technology systems and six technology platforms.

Magic All-In-One AI Engine is powered by a multi-modal large model driven by visual language models (VLMs), aiming at integrating road pre-scanning, cloud data, and vehicle sensors to deliver the ultimate driving experience.

Hyper Multi-Vectoring AI engine could leverage large AI models to enable AI-driven control of steering, braking, and power delivery, aiming to unleash the vehicle’s Hyper performance through AI technology.

The 3rd aiSpace AI Engine leverages proprietary large-scale models specifically designed for mobility, delivering comprehensive intelligent services by seamlessly integrating end-to-end computation, algorithms, and cross-domain data.

FF AiDriving AI Engine utilizes a large VLM to achieve deep integration of vision, language, speech, and historical data to make every journey safe, intelligent, and enjoyable.

By integrating data from the mobility ecosystem and incorporating third-party general-purpose large models alongside proprietary large-scale models tailored for mobility, the FF AI platform aims to push the boundaries of AIEV technologies and pave the way for an open, collaborative, and mutually beneficial future mobility ecosystem.

The FX strategy presents an excellent opportunity for the application and evolution of the Company’s AI strategy. FF’s AI capabilities are planned to empower the FX brand through iterative innovation, enabling AI to consistently redefine the mobility experience.

Comprehensive AI Strategy Could Deliver Multi-Dimensional Value for Users, Partners and Industry

FF’s AI strategy includes introducing new revenue streams, such as in-vehicle subscriptions and AI-driven value-added services. These innovations could also enhance user loyalty and recognition.

For users, FF and FX products could act as “intelligent partners,” with product design centered on natural interaction methods, including voice and gesture controls. These features would deliver intuitive, seamless interactions that continuously improve through learning, offering personalized AI experiences.

Through its “AI-First” approach and co-creation ecosystem, FF is driving the evolution of cars from traditional vehicles to intelligent mobile devices, setting new benchmarks for future smart vehicles. By fostering collaboration with global developers and AI experts, FF aims to propel industry-wide innovation, benefiting the sector and its partners.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV Company, but also a software-driven intelligent internet Company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding changing the Company’s ticker symbol, hosting an AI open day event, and full integration of AI in the Company’s vehicles, , are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: the Company may determine to not change its ticker symbol; the Company may determine to not host an AI open day event; the Company’s ability to fully integrate AI into its vehicles on a cost effective basis, if at all; the Company’s ability to secure the necessary funding to execute on the FX strategy, which will be substantial; the Company’s ability to secure additional agreements with OEMs that are necessary to execute on the FX strategy; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on May 28, 2024, as amended on May 30, 2024, and June 24, 2024, as updated by the “Risk Factors” section of the Company’s first quarter 2024 Form 10-Q filed with the SEC on July 30, 2024, and other documents filed by the Company from time to time with the SEC.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

3